Second Quarter Fiscal Year 2020 Financial Results Mark Aslett President and CEO Conference call: Dial (877) 303-6977 in the USA and Canada, Michael Ruppert (760) 298-5079 in all other countries Executive Vice President and CFO Webcast login at www.mrcy.com/investor January 28, 2020, 5:00 pm ET Webcast replay available by 7:00 p.m. ET January 28, 2020 © 2020 Mercury Systems, Inc.

Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2020 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto. © 2020 Mercury Systems, Inc. 2

Introduction • Record revenue, backlog and profitability • Positive industry environment; defense appropriations bill approved • Business model performing extremely well • Investing to support organic growth while delivering record results • Raising total FY20 revenue, adjusted EBITDA and adjusted EPS guidance • Now expect 13-14% organic revenue growth for FY20 © 2020 Mercury Systems, Inc. 3

Financial highlights Q2 FY20 vs. Q2 FY19 LTM Q2 FY20 vs. LTM Q2 FY19 • Bookings up 21% • Record bookings up 27% • Record backlog up 39% • Record backlog up 39% • Record revenue up 22% • Record revenue up 26% • Organic revenue(1) up 12% • Organic revenue(1) up 16% • GAAP net income up 27% • Record GAAP net income up 84% • Record adjusted EBITDA up 16% • Record adjusted EBITDA up 19% • Record Op cash of $32.1M; up 27% • Record Op cash of $108.6M; up 51% • FCF of $20.7M; 48% adj. EBITDA • FCF of $71.8M; 46% adj. EBITDA Notes: (1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods. © 2020 Mercury Systems, Inc. 4

Pioneered next-generation defense electronics company • Making commercial technologies profoundly more accessible to A&D • Transformational business model at intersection of high tech and A&D – Fueled by internal R&D 4-5x industry average* – Highly innovative trusted, secure mission-critical technologies – Growth capital investments 2-3x industry norms* – Developing sensor processing and C4I subsystems far more quickly and affordably – Industry-leading secure computing solutions – Developed and produced in trusted domestic facilities by a highly-cleared workforce • Challenging global security environment leading to increased defense spending • Strategy and model aligned with DoD priorities and procurement reform • DoD now focused on accelerating and fielding innovative capabilities * Internal R&D and capital investment expressed as a percentage of total company revenue © 2020 Mercury Systems, Inc. 5

Favorable growth environment driving improved results • Sensor and effector mission systems (SEMS) revenue up 24% YoY, C4I up 22% • Substantial growth in estimated lifetime value of top 30 programs and pursuits • Growth driven by content expansion and market penetration • Benefiting from significant wave of sensor and C4I modernization • Favorable trends – delayering, flight to quality, outsourcing, taking share • Tracking 100+ active programs, top programs growing faster than total revenue © 2020 Mercury Systems, Inc. 6

Growth strategy update • Created low-risk content expansion in capabilities and addressable markets • Acquired capabilities drove Tier 2 subsystems provider transformation • Expanding in core sensor and effector mission systems market • C4I market expansion: C3I and platform/mission management • Uniquely positioned to provide DoD trusted, secure microelectronics solutions • Investing $15M to expand scope of existing microelectronics business • Completed West coast RF facility buildout and consolidation • Integration of prior acquisitions progressing well; APC integration on track © 2020 Mercury Systems, Inc. 7

Strategy delivering above-average growth and profitability • Continuing to invest across the business to support organic growth • Using M&A to expand capabilities, access and penetrate adjacent markets • Cost and revenue synergies contributing to strong financial performance • Investing in trusted, secure Innovation that Matters® for aerospace and defense • Destination employer attracting, retaining and engaging best possible talent © 2020 Mercury Systems, Inc. 8

Business outlook and summary Plan to continue generating shareholder value: 1. Drive 10% average organic revenue growth supplemented by strategic M&A 2. Invest in people, new technologies, facilities, manufacturing assets, business systems 3. Enhance margin, quality, on-time delivery and working capital 4. Grow revenues faster than operating expenses to improve operating leverage 5. Fully integrate acquired businesses to generate cost and revenue synergies Expect double-digit revenue and profitability growth, strong cash flow © 2020 Mercury Systems, Inc. 9

Q2 FY20 vs. Q2 FY19

In $ millions, except percentage and per share data	Q2 FY19	Q2 FY20[3]	Change
Bookings	$173.2	$209.6	21%
Book-to-Bill	1.09	1.08	
Backlog	$522.0	$727.5	39%
12-Month Backlog	389.1	521.8	
Revenue	$159.1	$193.9	22%
Organic Revenue Growth[1]	11%	12%	
Gross Margin	44.6%	45.6%	1.0 pts
Operating Expenses	$51.0	$67.7	33%
Selling, General & Administrative	27.8	32.8	
Research & Development	16.2	24.7	
Amortization/Restructuring/Acquisition	7.0	10.2	
GAAP Net Income	$12.4	$15.7	27%
Effective Tax Rate	26.6%	24.6%	
GAAP EPS	$0.26	$0.29	12%
Weighted Average Diluted Shares	47.7	55.0	
Adjusted EPS[2]	$0.47	$0.54	15%
Adj. EBITDA[2]	$37.0	$42.8	16%
% of revenue	23.2%	22.1%	
Operating Cash Flow	$25.3	$32.1	27%
Free Cash Flow[2]	$18.2	$20.7	14%
% of Adjusted EBITDA	49%	48%	

Notes:
(1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities' acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.
(2) Non-GAAP, see reconciliation table.
(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the second quarter of fiscal 2020 are to the quarter ended December 27, 2019, to the third quarter of fiscal 2020 are to the quarter ending March 27, 2020 and to fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Balance sheet As of (In $ millions)(1) 12/31/18 3/31/19 6/30/19 9/27/19 12/27/19 ASSETS Cash & cash equivalents $93.9 $112.5 $257.9 $161.3 $182.0 Accounts receivable, net 168.3 170.7 176.2 177.5 193.4 Inventory, net 126.4 131.7 137.1 148.5 153.6 PP&E, net 53.1 55.9 60.0 65.9 72.7 Goodwill and intangibles, net 696.3 724.3 768.3 847.4 839.2 Other(2) 18.6 17.3 17.4 73.3 71.7 TOTAL ASSETS $1,156.6 $1,212.4 $1,417.0 $1,473.9 $1,512.6 LIABILITIES AND S/E AP and accrued expenses(2) $70.7 $83.1 $86.7 $84.8 $91.3 Other liabilities(2) 49.9 40.4 45.5 93.7 104.3 Debt 240.0 276.5 - - - Total liabilities 360.6 400.0 132.2 178.5 195.6 Stockholders' equity 796.1 812.4 1,284.7 1,295.3 1,317.1 TOTAL LIABILITIES AND S/E $1,156.6 $1,212.4 $1,417.0 $1,473.9 $1,512.6 Notes: (1) Rounded amounts used (2) Effective July 1, 2019, the Company has adopted ASC 842 - Leases using the optional transition method. Prior periods were not changed. As of December 27, 2019, the Company has Right-of- use assets of $49.8 million and total Lease liabilities of $62.6 million, of which $7.3 million is included in Accrued expenses. © 2020 Mercury Systems, Inc. 11

Cash flow summary For the Fiscal Quarters Ended (In $ millions)(1) 12/31/18 3/31/19 6/30/19 9/27/19 12/27/19 Net Income $12.4 $14.1 $12.8 $19.2 $15.7 Depreciation and amortization 11.7 11.6 11.6 11.4 12.5 Termination of interest rate swap - - 5.4 - - Other non-cash items, net 4.6 6.3 5.1 6.4 7.6 Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and (15.0) (1.2) (6.0) 2.2 (15.7) costs in excess of billings Inventory (4.9) (4.0) (3.3) 0.4 (5.7) Accounts payable and accrued expenses 9.2 8.0 2.7 (6.3) 5.8 Other 7.3 (8.6) (2.2) (9.0) 11.8 (3.4) (5.8) (9.0) (12.8) (3.8) Operating Cash Flow 25.3 26.2 26.0 24.3 32.1 Capital expenditures (7.1) (7.1) (8.8) (9.6) (11.3) Free Cash Flow(2) $18.2 $19.2 $17.1 $14.7 $20.7 Free Cash Flow(2) / Adjusted EBITDA(2) 49% 49% 45% 40% 48% Free Cash Flow(2) / GAAP Net Income 147% 136% 134% 76% 132% Notes: (1) Rounded amounts used. (2) Non-GAAP, see reconciliation table. © 2020 Mercury Systems, Inc. 12

Committed to maintaining differentiated and attractive financial profile • Operating expense leverage Increase Adj. EBITDA • Program production mix margins • Operational improvements • Full acquisition integration • Alignment with DoD priorities Grow organically at • Increased customer outsourcing high-single / • Program content expansion low-double digit • Increased market share • Large pipeline of targets Supplement with • Significant financial firepower strategic • Revolver with attractive terms M&A • Identify, execute, integrate © 2020 Mercury Systems, Inc. 13

Q3 FY20 guidance

In $ millions, except percentage and per share data	Q3 FY19[(1)]	Q3 FY20[(2)]	Change
Revenue	$174.6	$190.0 - $200.0	9% - 15%
GAAP Net Income Effective tax rate[(3)]	$14.1 27.5%	$15.9 - $17.4 26.0%	13% - 23%
GAAP EPS Weighted-average diluted shares outstanding	$0.29 48.0	$0.29 - $0.32 55.1	0% - 10%
Adjusted EPS[(4)]	$0.50	$0.50 - $0.53	0% - 6%
Adj. EBITDA[(4)] % of revenue	$38.8 22.2%	$42.0 - $44.0 22.1%	8% - 13%

Notes:
(1) Q3 FY19 figures are as reported in the Company's earnings release dated April 30, 2019.
(2) The guidance included herein is from the Company's earnings release dated January 28, 2020. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing-related expenses.
(3) The effective tax rate in the guidance included herein excludes discrete items.
(4) Non-GAAP, see reconciliation table.
(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the second quarter of fiscal 2020 are to the quarter ended December 27, 2019, to the third quarter of fiscal 2020 are to the quarter ending March 27, 2020 and to fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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FY20 annual guidance

In $ millions, except percentage and per share data	FY19[1]	FY20[2][5]	Change
Revenue	$654.7	$780.0 - $795.0	19% - 21%
GAAP Net Income Effective tax rate[3]	$46.8 21.4%	$71.7 - $74.5 19.0%	53% - 59%
GAAP EPS Weighted-average diluted shares outstanding	$0.96 48.5	$1.30 - $1.35 55.1	35% - 41%
Adjusted EPS[4]	$1.84	$2.09 - $2.13	14% - 16%
Adj. EBITDA[4] % of revenue	$145.3 22.2%	$172.5 - $176.0 22.1%	19% - 21%

Notes:
(1) FY19 figures are as reported in the Company's earnings release dated July 30, 2019.
(2) The guidance included herein is from the Company's earnings release dated January 28, 2020. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing-related expenses.
(3) The effective tax rate in the guidance included herein excludes discrete items.
(4) Non-GAAP, see reconciliation table.
(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the second quarter of fiscal 2020 are to the quarter ended December 27, 2019, to the third quarter of fiscal 2020 are to the quarter ending March 27, 2020 and to fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Summary • Strong Q2 and first half financial performance • Revenue increased 22% YoY with 12% organic growth • Bookings exceeded $200M for the third consecutive quarter with 1.08 book-to-bill yielding record backlog • Record operating cash flow & solid free cash flow generation • Continuing to invest in the business while delivering record results • FY20 guidance raise based on results and continued momentum © 2020 Mercury Systems, Inc. 16

Appendix © 2020 Mercury Systems, Inc.

Adjusted EPS reconciliation

					Q3 FY20[2][4]		FY20[2][4]	
(In thousands, except per share data)	**Q2 FY19**	**Q2 FY20**	**LTM Q2 FY19**	**LTM Q2 FY20**	**Low**	**High**	**Low**	**High**
Earnings per share[1]	**$ 0.26**	**$ 0.29**	**$ 0.71**	**$ 1.18**	**$ 0.29**	**$ 0.32**	**$ 1.30**	**$ 1.35**
Net Income	**$ 12,383**	**$ 15,676**	**$ 33,659**	**$ 61,836**	**$ 15,900**	**$ 17,400**	**$ 71,700**	**$ 74,500**
Amortization of intangible assets	6,939	7,992	28,660	28,805	7,800	7,800	30,600	30,600
Restructuring and other charges	23	1,101	3,278	1,782	-	-	1,700	1,700
Impairment of long-lived assets	-	-	-	-	-	-	-	-
Acquisition and financing costs	762	1,882	4,513	11,941	800	800	5,700	5,700
Fair value adjustments from purchase accounting	-	600	2,019	693	600	600	1,800	1,800
Litigation and settlement expense, net	179	142	179	620	-	-	500	500
Stock-based and other non-cash compensation expense	5,338	6,639	18,059	21,955	6,700	6,700	26,400	26,400
Impact to income taxes[3]	(3,009)	(4,504)	(12,785)	(25,823)	(4,100)	(4,100)	(23,500)	(23,700)
Adjusted income	**$ 22,615**	**$ 29,528**	**$ 77,582**	**$ 101,809**	**$ 27,700**	**$ 29,200**	**$ 114,900**	**$ 117,500**
Adjusted earnings per share[1]	**$ 0.47**	**$ 0.54**	**$ 1.63**	**$ 1.95**	**$ 0.50**	**$ 0.53**	**$ 2.09**	**$ 2.13**
Weighted-average shares outstanding:								
Basic	47,189	55,548						
Diluted	47,705	55,001			55,100	55,100	55,100	55,100

Notes:

(1) Per share information is presented on a fully diluted basis.

(2) Rounded amounts used.

(3) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

(4) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the second quarter of fiscal 2020 are to the quarter ended December 27, 2019, to the third quarter of fiscal 2020 are to the quarter ending March 27, 2020 and to fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Adjusted EBITDA reconciliation

(In thousands)	Q2 FY19	Q2 FY20	LTM Q2 FY19	LTM Q2 FY20	Q3 FY20[2][3] Low	Q3 FY20[2][3] High	FY20[2][3] Low	FY20[2][3] High
Net Income	**$ 12,383**	**$ 15,676**	**$ 33,659**	**$ 61,836**	**$ 15,900**	**$ 17,400**	**$ 71,700**	**$ 74,500**
Other non-operating adjustments, net[1]	(18)	(549)	(344)	(231)	-	-	(200)	(200)
Interest expense (income), net	2,125	(312)	7,048	2,360	(500)	(500)	(2,500)	(2,500)
Income tax provision	4,483	5,110	16,348	8,232	5,600	6,100	16,800	17,500
Depreciation	4,769	4,555	17,932	18,261	5,100	5,100	20,000	20,000
Amortization of intangible assets	6,939	7,992	28,660	28,805	7,800	7,800	30,600	30,600
Restructuring and other charges	23	1,101	3,278	1,782	-	-	1,700	1,700
Impairment of long-lived assets	-	-	-	-	-	-	-	-
Acquisition and financing costs	762	1,882	4,513	11,941	800	800	5,700	5,700
Fair value adjustments from purchase accounting	-	600	2,019	693	600	600	1,800	1,800
Litigation and settlement expense, net	179	142	179	620	-	-	500	500
Stock-based and other non-cash compensation expense	5,338	6,639	18,059	21,955	6,700	6,700	26,400	26,400
Adjusted EBITDA	**$ 36,983**	**$ 42,836**	**$ 131,351**	**$ 156,254**	**$ 42,000**	**$ 44,000**	**$ 172,500**	**$ 176,000**

Notes:

(1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes.

(2) Rounded amounts used.

(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the second quarter of fiscal 2020 are to the quarter ended December 27, 2019, to the third quarter of fiscal 2020 are to the quarter ending March 27, 2020 and to fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Free cash flow reconciliation (In thousands) Q2 FY19 Q2 FY20 LTM Q2 FY19 LTM Q2 FY20 Cash provided by operating activities $ 25,301 $ 32,066 $ 71,844 $ 108,563 Purchases of property and equipment (7,075) (11,324) (18,316) (36,808) Free cash flow $ 18,226 $ 20,742 $ 53,528 $ 71,755 © 2020 Mercury Systems, Inc. 20

Organic revenue reconciliation (In thousands) Q2 FY19 Q2 FY20 LTM Q2 FY19 LTM Q2 FY20 Organic revenue(1) $ 159,089 $ 177,583 $ 563,354 $ 653,636 Acquired revenue - 16,330 8,994 69,180 Net revenues $ 159,089 $ 193,913 $ 572,348 $ 722,816 Notes: (1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods. © 2020 Mercury Systems, Inc. 21